UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2006

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2006, Jeffrey M. Stibel was appointed as director of the Company. Mr. Stibel was appointed as a Class I director. The Board of Directors has not determined on which Committees of the Board of Directors Mr. Stibel may serve at this time.

Mr. Stibel, 33, was appointed President and Chief Executive Officer of Web.com, Inc. (NASDAQ: WWWW) and a member of the Board of Directors in August 2005. Web.com, formerly Interland, Inc. (NASDAQ: INLD), is a leading provider of websites and web services for small businesses and consumers. Web.com is a pioneer in the industry having built more than 4 million websites through its software and patented technologies. From August 2000 to August 2005, Stibel held executive positions at United Online, Inc. (NASDAQ: UNTD), a technology company that owns and operates branded ISPs (NetZero, Juno and BlueLight Internet) and Web services (Classmates.com, MySite and PhotoSite). Stibel was most recently Senior Vice President and General Manager overseeing the Web Services division, including Web hosting, e-mail, digital photos, search and domain registration. Prior to working for United Online, from September 1999 to August 2000, Stibel was Chairman and CEO of Simpli.com Inc., a search and marketing technology company he co-founded that is currently owned by ValueClick, Inc. (NASDAQ: VCLK). Prior to Simpli.com, Stibel worked at GTE (Verizon) on SuperPages, an online yellow pages and ecommerce business directory. In addition, he worked in mergers and acquisitions at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and in marketing for The Greenfield Consulting Group. He currently serves on the board of directors for several private companies. He also serves on the Board of Brown University’s Entrepreneurship Program and Tufts University’s Gordon Center for Leadership. Stibel received a master’s degree from Brown University and studied business and brain science at MIT’s Sloan School of Management and at Brown University, where he was a Brain and Behavior Fellow.

Mr. Stibel was granted stock options to purchase 30,000 shares of the Company’s common stock, which vest on the one year anniversary of the date of grant, provided that the vesting of such options accelerates upon a change of control. Mr. Stibel has entered into an indemnification agreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1	Press release, dated December 12, 2006 announcing the appointment of Mr. Stibel as director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: December 13, 2006

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1	Press release, dated December 12, 2006 announcing the appointment of Mr. Stibel as director